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                                                                  EXHIBIT 10.24A


                               SERVICES AGREEMENT


         AGREEMENT, dated as of February 1, 1999 between GETTY REALTY CORP., a Maryland corporation ("Realty"), and GETTY PETROLEUM MARKETING INC., a Maryland corporation ("Marketing").

                                     SUMMARY

         Pursuant to a Reorganization and Distribution Agreement dated as of January 31, 1997, (the "Distribution Agreement") between Getty Properties Corp. (f/k/a Getty Realty Corp. hereinafter "Properties") and Marketing, Properties on the date thereof transferred to Marketing the Marketing Assets and Marketing Business (as such terms are defined in the Distribution Agreement) in anticipation of a distribution by Properties of the common stock of Marketing to the stockholders of Properties. A condition of the closing of the transactions contemplated by the Distribution Agreement was that Properties and Marketing enter into a services agreement pursuant to which Marketing shall provide certain services as agent for Properties and Properties shall provide certain services as agent for Marketing.

         A Services Agreement dated as of February 1, 1997 was entered into between Properties and Marketing which Agreement was for a term of two (2) years and which expired January 31, 1999.

         The parties hereto wish to enter into a new agreement to cover the services to be performed.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

1. MARKETING SERVICES. Marketing agrees, as agent for Realty, to utilize its employees and assets to provide certain services consistent with the type, quality and level of such services required by Realty and provided by Getty Petroleum Corp. immediately prior to the Distribution Date, in connection therewith. The services to be provided are set forth below, together with the applicable monthly charge for each such service:

                  SERVICES                                    MONTHLY CHARGE
                  --------                                    --------------
                  Financial Reporting                         $ 8,900.00
                  Accounting/Payroll                          $10,700.00
                  Data Processing/Computer                    $10,900.00
                  Tax                                         $ 5,600.00
                  Legal                                       $13,900.00
                  Treasury                                    $ 4,400.00
                  Office Services                             $ 2,300.00
                  Human Resources                             $ 2,900.00
                  Engineering/Environmental                   $ 7,900.00
                  Investor Relations                          $ 3,900.00
                  Purchasing                                  $   700.00



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                  Servicing of Non-Petroleum
                     Class "37"  Leases                       $ 5,500.00

2. INVOICE AND PAYMENT. Marketing shall invoice Realty once each month for the services performed during the prior month and Realty shall pay Marketing for such services not later than ten (10) days from the receipt of invoice. The amount paid shall be net of the amount owing to Realty under Paragraphs 3 and 4.


3. REALTY SERVICES. Realty agrees that as agent for Marketing (i) Realty will act as the permittee or licensee under all permits and licenses until such time(s) as all permits and licenses are either transferred to Marketing or new ones are issued therefor; (ii) Realty will continue to act as the party at interest in all instances where contracts, leases or the like are not assignable to Marketing or Realty has been unable to obtain consent to assignment where consent is required; and (iii) Realty will draw on all electronic funds transfer authorizations ("EFT") issued by third parties to Realty and letters of credit in favor of Realty (collectively hereinafter "draws") until such time as new EFT agreements and letters of credit are issued, all for the benefit of Marketing. Marketing (x) will reimburse Realty for any out-of-pocket expenses it may incur in performing such services, and
         (y) will defend, indemnify and hold harmless Realty in the event that any such draws made at Marketing's direction result in claims for damages for wrongful draws made under clause (iii) above. The services to be provided are set forth below together with the applicable monthly charge for each such service.

         Services                                               Monthly Charge
         --------                                               --------------

         Servicing of Permits and Licenses                      $    700.00

         Servicing of Non-Assignable Contracts and Leases       $    700.00

         Servicing of EFT Transfers and Letters of Credit       $    500.00

4. OUTSIDE SERVICES; ADJUSTMENTS TO CHARGES. The charges for the foregoing services to be performed hereunder shall be all-inclusive of supplies and utilities required for such services, provided, however, that, if the level of activity for any service should increase above the level required prior to the date hereof, the party providing such service (the "providing party") shall have the right to charge the other party for the additional supplies and utilities being used, on a cost-plus 10% basis. In the event that the providing party is required to retain outside consultant/contractor assistance to perform any of the services hereunder, the providing party shall first obtain the consent of the other party to such retention and the other party shall pay directly the fees of such consultant/contractor. The providing party shall not be held responsible for the performance of such consultant/contractor services and the other party assumes the risk thereof. At any time the other party desires reports, software, files or the like, the providing party shall provide them to the other party at cost.

         The services to be performed hereunder shall be performed and used in compliance with the applicable provisions of the Distribution Agreement.

         The parties hereto agree that once every six (6) months they will review the foregoing monthly


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         charges and, if it is mutually determined in good faith that certain monthly charge(s) do not correctly compensate the providing party for the service(s) rendered, the monthly charge(s) shall be increased or reduced, as the case may be.

5. CONTRACTUAL RELATIONSHIP. The relationship between Realty and Marketing under this Agreement shall be that of principal and agent in respect of the services to be performed hereunder. In no event is the relationship of the parties intended to be that of employer and employee and in no event is either party to be deemed or purported to be the partner or joint venturer of the other for any purpose whatsoever.

6. TERM. The term of this Agreement shall be one (1) year from the date hereof, and shall renew automatically for successive periods of one (1) year each, provided, however, that, upon thirty (30) days notice (i) to Realty, Marketing shall have the right to terminate any or all of the services set forth in Paragraph 1; and (ii) to Marketing, Realty shall have the right to terminate any or all of the services set forth in Paragraph 3. In the event of partial termination, the monthly charge for such terminated service shall cease upon the effective date of the partial termination. Realty understands and agrees that certain services (e.g. Data Processing) cannot be terminated if other services (e.g. Accounting ) are to continue and that "Office Services" cannot be terminated while Realty is subleasing office space in the Jericho Building. Upon the termination of all services, payment therefor and payment of all consultants/contractors, this Agreement shall terminate.

7. LIMITATION OF LIABILITY. Neither party shall have any liability whatsoever to the other party or to any third party for any loss, liability, damage, cost or deficiency (collectively "Losses"), or for any claim for Losses, including, without limitation, Losses or claims for personal injury, death or property damage, warranty, tort or products liability, resulting from, caused by or arising out of a party's performance under this Agreement except for claims arising out of the negligence or willful default or breach of such party hereunder. In no event shall any party have liability to the other party or to any third party for indirect, special or consequential damages or loss of profits (except with respect to its willful default or breach), or for punitive damages for any reason whatsoever.

8. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, telexed or mailed by overnight delivery service or by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                  (a)      if to Getty Realty Corp.:
                           125 Jericho Turnpike
                           Jericho, New York 11753
                           Attention: President

                  (b)      if to Getty Petroleum Marketing Inc.:
                           125 Jericho Turnpike
                           Jericho, New York 11753
                           Attention: President



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9.       ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party (other than to an affiliate of Marketing ). Any purported assignment in violation of the provisions hereof shall be void.

10. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

11. SUITS IN NEW YORK. The parties agree that any action or proceeding relating in any way to this Agreement shall be brought and enforced in the Supreme Court of the State of New York for Nassau County or the United States District Court for the Eastern District of New York and the parties hereby waive any objection to jurisdiction or venue in any such proceeding commenced in such court.

12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

14. SEVERANCE. In the event that any provision of this Agreement is declared illegal, invalid or unenforceable or contrary to law, it shall not affect any other provision in the Agreement.

15. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby.

         IN WITNESS WHEREOF, each of Realty and Marketing has caused this Agreement to be executed by its duly authorized officer as of the date first above written.

                                           GETTY REALTY CORP.


                                     By:   _________________________
                                           Leo Liebowitz, President

                                           GETTY PETROLEUM MARKETING INC.


                                     By:   __________________________
                                           Vincent J. DeLaurentis, President



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